Exhibit 21
Energizer Holdings, Inc.
List of Subsidiaries

SUBSIDIARY NAME	JURISDICTION OF INCORPORATION OR ORGANIZATION
8Star Energy Pty. Ltd.	Australia
American Covers, LLC	Utah
Armored AutoGroup Philippines Inc.	Philippines
Associated Products, LLC	Delaware
CAE Group International Limited	Hong Kong
California Scents, LLC	California
Centralsul Ltda.	Brazil
Ecosystem S.A.S.	France
Distribuidora Energizer Honduras, S.A.	Honduras
Distribuidora Rayovac Guatemala, S.A.	Guatemala
Energizer (Shanghai) Trading Co., Ltd.	China
Energizer (South Africa), LLC	Delaware
Energizer (Thailand) Limited	Thailand
Energizer Argentina S.A.	Argentina
Energizer Asia Pacific, Inc.	Delaware
Energizer Australia Pty Ltd	Australia
Energizer Auto Australia Pty Ltd	Australia
Energizer Auto Brands, Inc.	Delaware
Energizer Auto HK Limited	Hong Kong
Energizer Auto Manufacturing, Inc.	Delaware
Energizer Auto Sales, Inc.	Delaware
Energizer Auto UK Limited	United Kingdom
Energizer Auto UK Parent Limited	United Kingdom
Energizer Auto, Inc.	Delaware
Energizer Brands Colombia, S.A.S.	Colombia
Energizer Brands II Holding, LLC	Delaware
Energizer Brands II LLC	Delaware
Energizer Brands III LLC	Delaware
Energizer Brands UK Limited	United Kingdom
Energizer Brands, LLC	Delaware
Energizer Brasil Indústria e Comércio de Bens de Consumo Ltda	Brazil
Energizer Brazil Participacoes Societarias Ltda.	Brazil
Energizer Canada Inc.	Canada
Energizer Cayman Islands Limited	Cayman Islands
Energizer Central Europe Sp. zo.o	Poland
Energizer de Chile SpA	Chile
Energizer de Colombia, S.A.	Colombia
Energizer Deutschland GmbH	Germany
Energizer Egypt S.A.E.	Egypt
Energizer El Salvador, S.A. De C.V.	El Salvador
Energizer Europe BV	Belgium
Energizer Europe Limited	United Kingdom
Energizer France SAS	France
Energizer Gamma Acquisition B.V.	Netherlands
Energizer Group Dominican Republic S.A.	Dominican Republic
Energizer Group España S.A.	Spain
Energizer Group Limited	United Kingdom
Energizer Group Sweden AB	Sweden
Energizer Hellas A.E.	Greece
Energizer Honduras S.A. (d/b/a Rayovac Honduras, S.A.)	Honduras

Energizer Household Products (Shanghai) Co., Ltd.	China
Energizer Hungary Trading Ltd.	Hungary
Energizer International Group B.V.	Netherlands
Energizer International Sub, LLC	Delaware
Energizer International, Inc.	Delaware
Energizer Investment Company	Delaware
Energizer Italy S.R.L.	Italy
Energizer Korea Ltd.	Korea
Energizer Lanka Limited	Sri Lanka
Energizer Malaysia Sdn. Bhd.	Malaysia
Energizer Manufacturing, Inc.	Delaware
Energizer Mexico S. de R.L. de C.V.	Mexico
Energizer Middle East and Africa, LLC	Delaware
Energizer NZ Limited	New Zealand
Energizer Overseas Corp.	Cayman Islands
Energizer Philippines, Inc.	Philippines
Energizer Russia Holding LLC	Delaware
Energizer S.A.	Switzerland
Energizer Singapore Pte. Ltd.	Singapore
Energizer Trading Limited	United Kingdom
Energizer UK Limited	United Kingdom
Energizer, LLC	Delaware
Energizer Limited Liability Company	Russia
Energizer-Ecuador C.A.	Ecuador
Ever Ready Limited	United Kingdom
Eveready de Venezuela, C.A.	Venezuela
Eveready East Africa Limited	Kenya
Eveready Hong Kong Company	Hong Kong
Good River Distribution, LLC	Ohio
Importadora Energizer, C.A.	Venezuela
Importadora Eveready, C.A.	Venezuela
Innovasource LLC	North Carolina
PT Energizer Indonesia	Indonesia
PT Rayovac Battery Indonesia	Indonesia
Rayovac Dominican Republic, S.A.	Dominican Republic
Rayovac Guatemala, S.A.	Guatemala
Sonca Products Limited	Hong Kong
SONCO Products (Shenzhen) Limited	China
Tximist Batteries (Shenzhen) Ltd.	China